**PHILIP H. SALCHLI**
CERTIFIED PUBLIC ACCOUNTANT

Member American Institute of Certified Public Accountants, SEC and Private Companies Practice Sections

Member Texas Society of Certified Public Accountants

July 26, 2005

Americana Publishing, Inc.
Albuquerque, New Mexico

I hereby grant my permission to use the financial statements that have been audited by me, together with my opinion on such financial statements dated April 14, 2005, as of and for the years ended December 31, 2004 and 2003 in Form SB-2 (July 2005).

Ph H Salchli, CPA

Philip H. Salchli, CPA
Houston, Texas

RECEIVED
05 JUL 27 AM 11:21
KIRKPATRICK & LOCKHART
NICHOLSON GRAHAM LLP

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